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                                                                    Exhibit (g)

                               CUSTODY AGREEMENT

                                    between

                       BARCLAYS FOUNDRY INVESTMENT TRUST

                                      and

                      STATE STREET BANK AND TRUST COMPANY

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                               TABLE OF CONTENTS

1.  Bank Appointed as Custodian............................................  1

2.  Definitions............................................................  1
    2.1  Authorized Person.................................................  1
    2.2  Board.............................................................  1
    2.3  Security..........................................................  1
    2.4  Portfolio Security................................................  2
    2.5  Officer's Certificate.............................................  2
    2.6  Foreign Portfolio Security........................................  2
    2.7  Depository........................................................  2
    2.8  Proper Instructions...............................................  2
    2.9  Foreign Securities................................................  2
    2.10 Performance Calculations..........................................  2
    2.11 Key Performance Indicators or KPIs................................  3
    2.12 Service Levels....................................................  3

3.  Separate Accounts......................................................  3

4.  Certification as to Authorized Persons.................................  3

5.  Custody of Cash........................................................  3
    5.1  Purchase of Securities............................................  3
    5.2  Redemptions.......................................................  4
    5.3  Distributions and Expenses of the Portfolios......................  4
    5.4  Payment in Respect of Securities..................................  4
    5.5  Repayment of Loans................................................  4
    5.6  Repayment of Cash.................................................  4
    5.7  Foreign Exchange Transactions.....................................  4
    5.8  Other Authorized Payments.........................................  4
    5.9  Termination.......................................................  5

6.  Securities.............................................................  5
    6.1  Segregation and Registration......................................  5
    6.2  Voting and Proxies................................................  5
    6.3  Corporate Action..................................................  5
    6.4  Depositories......................................................  7
    6.5  Reserved..........................................................  7
    6.6  Use of Book-Entry System for Commercial Paper.....................  7
    6.7  Reserved..........................................................  8
    6.8  Eurodollar CDs....................................................  8
    6.9  Options and Futures Transactions..................................  8
    6.10 Segregated Account................................................  9
    6.11 Interest Bearing Call or Time Deposits............................ 11
    6.12 Transfer of Securities............................................ 11

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7.  Redemptions............................................................ 13

8.  Merger, Dissolution, etc. of the Trust or a Portfolio.................. 13

9.  Actions of the Bank Without Prior Authorization........................ 13

10. Collections and Defaults............................................... 14

11. Books and Records / Intellectual Property.............................. 14
    11.1 Books and Records................................................. 14
    11.2 Intellectual Property............................................. 15

12. Portfolio Evaluation and Performance Calculations...................... 15
    12.1 Portfolio Evaluation.............................................. 15
    12.2 Performance Calculations.......................................... 15

13. Concerning the Bank.................................................... 17
    13.1 Bank Warranty..................................................... 17
    13.2 Standard of Care and Performance of Duties........................ 17
    13.3 Agents and Sub-custodians with Respect to Property of the
         Portfolios Held in the United States.............................. 18
    13.4 Duties of the Bank with Respect to Property of the Trust Held
         Outside of the United States...................................... 19
    13.5 Insurance......................................................... 20
    13.6 Fees and Expenses of the Bank..................................... 20
    13.7 Advances by the Bank.............................................. 20

14. Term, Termination and Transition Assistance............................ 21
    14.1 Term and Termination.............................................. 21
    14.2 Transition Assistance............................................. 22
    14.3 Release........................................................... 23
    14.4 Survival.......................................................... 23

15. Confidentiality........................................................ 23

16. Notices................................................................ 23

17. Amendments............................................................. 24
    17.1 Additional Portfolios............................................. 24
    17.2 Written Agreement by Both Parties................................. 24

18. Binding on Successors.................................................. 24

19. Governing Law.......................................................... 24

20. Proceedings............................................................ 24

21. Counterparts........................................................... 24

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22. Limitation of Liability of the Trustees and Shareholders.............. 24

23. Service Credits....................................................... 24

24. Customized Technology Deliverables.................................... 26

25. Service Enhancements.................................................. 26

26. Dispute Resolution.................................................... 26

27. Master Agreement...................................................... 27

28. Other Agreements...................................................... 27

29. Single Agreement...................................................... 27

Annex, Appendices and Schedules

Annex I -- Terms of Delegation to Foreign Custody Manager............... A-I-1

Appendix A-1 to Annex I -- Jurisdictions Covered with respect to
Eligible Foreign Custodians............................................. A-I-8

Appendix A-2 to Annex I -- Jurisdictions Covered with respect to
Eligible Securities Depositaries........................................ A-I-9

Appendix B to Annex I -- Additional Jurisdictions Covered for purposes of Eligible Foreign Custodians.......................................... A-I-10

Appendix C to Annex I -- Additional Factors and Criteria to be Applied
in the Selection of Eligible Foreign Custodians that are Banking
Institutions or Trust Companies......................................... A-I-11

Appendix D to Annex I -- Factors and Criteria to be Applied in
Establishing Systems for the Monitoring of Foreign Custody Arrangements
and Contracts........................................................... A-I-12

Appendix E to Annex I -- Additional Factors and Criteria to be Applied
in the Selection of Eligible Securities Depositories.................... A-I-13

Appendix F to Annex I -- Information Regarding Country Risk............. A-I-14

Appendix G to Annex I -- Authorized Representatives..................... A-I-15

Schedule A -- List of Portfolios........................................ A-1

Schedule B -- Fund Accounting Duties.................................... B-1

Schedule C -- Key Performance Indicators................................ C-1

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                               CUSTODY AGREEMENT

   AGREEMENT made as of this __ day of September, 2007, between BARCLAYS FOUNDRY INVESTMENT TRUST, a Delaware statutory trust (the "Trust"), and STATE STREET BANK AND TRUST COMPANY (the "Bank"). Each of the Trust and the Bank are referred to herein individually as a "Party" and together as the "Parties."

   The Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of the individual Portfolios listed on Schedule A hereto, as such Schedule may be amended from time to time in accordance with Section 17.1 of this Agreement (the "Portfolios"), desires to place and maintain all of the Portfolios' portfolio securities and other assets including cash in the custody of the Bank, and the Bank has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

   NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Parties hereto agree as follows:

1. Bank Appointed as Custodian. The Trust hereby appoints the Bank as custodian of the Trust's portfolio securities and cash delivered to the Bank as hereinafter described, and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement, the Trust agrees to pay to the Bank such fees as may from time to time be agreed in writing between the Parties.

2. Definitions. Whenever used herein, the terms listed below will have the following meanings:

2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Trust and its Portfolios by appropriate resolution of the Board of Trustees of the Trust, and set forth in a certificate as required by Section 4 hereof.

2.2 Board. Board will mean the Trust's Board of Trustees.

2.3 Security. The term security as used herein will have the same meaning as when such term is used in the Securities Act of 1933, as amended (the "1933 Act"), including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

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2.4 Portfolio Security. Portfolio Security will mean any Security owned by a
Portfolio of the Trust.

2.5 Officer's Certificate. Officer's Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by an Authorized Person of the Trust.

2.6 Foreign Portfolio Security. Foreign Portfolio Security shall mean any Portfolio Security that is a Foreign Security.

2.7 Depository. Depository shall mean any clearing corporation (including The Depository Trust Company ("DTC") and its successor(s) and its nominee(s)) that is registered with the Securities and Exchange Commission as a clearing agency under Section 17A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or a Federal Reserve Bank or other person authorized to operate the federal book-entry system described in the regulations of the Department of Treasury, 31 C.F.R. 357, Subpart B, or book-entry systems operated pursuant to comparable regulations of other federal agencies.

2.8 Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Trust shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Trust shall cause all oral instructions to be promptly confirmed in writing or by facsimile. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction, and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the expense of the applicable Portfolio, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and, to the extent such action requires the Bank to act, the Trust shall give the Bank specific Proper Instructions as to the action required. Proper Instructions may include communication effected directly between electromechanical or electronic devices provided that the Trust and the Bank are satisfied that such procedures afford adequate safeguards for a Portfolio's assets.

2.9 Foreign Securities. The term Foreign Securities as used herein will have the same meaning as when the term "foreign assets" is used in Rule 17f-5 under the 1940 Act.

2.10 Performance Calculations. Performance Calculations as used herein shall include standard performance calculations required pursuant to the 1933 Act, the 1940 Act, and any applicable rules and interpretations of the staff of the Securities and Exchange Commission, and shall also include other non-standard performance calculations as shall be agreed upon by both Parties to this Agreement from time to time.

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2.11 Key Performance Indicators or KPIs. Key Performance Indicators or KPIs
means the targets for specific key Service Levels specified in Schedule C hereto.

2.12 Service Levels. Service Levels means the service levels set out in the Service Level Agreements to which the Bank, Barclays Global Investors, N.A., Barclays Global Fund Advisors ("BGFA") and/or the Trust are parties as such Service Level Agreements may from time to time be amended.

3. Separate Accounts. The Bank will segregate the assets of each Portfolio to which this Agreement relates into a separate account for each such Portfolio containing the assets of such Portfolio (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Trust shall be deemed to refer to the Trust acting on behalf of one or more of its Portfolios, any reference in this Agreement to any assets of the Trust, including, without limitation, any Portfolio Securities and other assets including cash and any earnings thereon, shall be deemed to refer only to assets of the applicable Portfolio, any duty or obligation of the Bank hereunder to the Trust shall be deemed to refer to duties and obligations with respect to the individual Portfolios, and any obligation or liability of the Trust hereunder shall be binding only with respect to the individual Portfolio and shall be discharged only out of the assets of such Portfolio.

4. Certification as to Authorized Persons. The Secretary or an Assistant Secretary of the Trust will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of the names and signatures of the Authorized Persons, it being understood that, upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or an Assistant Secretary of the Trust will sign a new or amended certification setting forth the change of the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officer's Certificate given to it by the Trust that has been signed by Authorized Persons named in the most recent certification received by the Bank.

5. Custody of Cash. As custodian, the Bank will open and maintain a separate account or accounts in the name of each Portfolio or in the name of the Bank, as custodian of the Portfolios, and will deposit to the account of a Portfolio all of the cash of the Portfolio, except for cash held by a sub-custodian appointed pursuant to Subsections 13.3 or 13.4 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of a Portfolio, notification from the Portfolio's transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable Subsection, the Bank will make payments of cash held for the accounts of the Portfolio, insofar as funds are available for that purpose, only as permitted in Subsections 5.1 through 5.9 below.

5.1 Purchase of Securities. Upon the purchase of securities for a Portfolio, against contemporaneous receipt of such securities by the Bank, or against delivery of such securities to

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the Bank, in accordance with generally accepted settlement practices or customs in the jurisdiction or market in which the transaction occurs, such securities to be registered in the name of the Portfolio or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of this
Section 5 below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book-Entry Paper
(as defined in Section 6.6)) of purchase of the securities that is received by the Bank before such payment is made and that has been confirmed in the Proper Instructions also received by the Bank before such payment is made.

5.2 Redemptions. In such amount as may be necessary for the repurchase or redemption of shares of a Portfolio offered for repurchase or redemption in accordance with Section 7 of this Agreement.

5.3 Distributions and Expenses of the Portfolios. For the payment on the account of a Portfolio of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, investment advisory or administration fees, and, as and to the extent agreed to by the Bank, the Trust and/or BGFA any fees of the Bank for transfer agency services, sub-administration services and/or its services hereunder and any reimbursement of the expenses and liabilities of the Bank related to such services with respect to a Portfolio of the Trust as provided pursuant to Subsection 13.6 hereunder.

5.4 Payment in Respect of Securities. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by a Portfolio held by or to be delivered to the Bank.

5.5 Repayment of Loans. To repay loans of money made to a Portfolio, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan.

5.6 Repayment of Cash. To repay the cash delivered to a Portfolio for the purpose of collateralizing the obligation to return to a Portfolio certificates borrowed from the Portfolio representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

5.7 Foreign Exchange Transactions. For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery ("Foreign Exchange Agreements") that may be entered into by the Bank on behalf of a Portfolio upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other sub-custodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which a Portfolio deals or for their failure to comply with the terms of any contract or option.

5.8 Other Authorized Payments. For other authorized transactions of a Portfolio, or other obligations of a Portfolio incurred for proper purposes with respect to a Portfolio; provided that before making any such payment, the Bank also will receive Proper Instructions or a certified

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copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of a Portfolio, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

5.9 Termination. Upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 14 of this Agreement.

6. Securities.

6.1 Segregation and Registration. Except as otherwise provided herein, and except for Portfolio Securities to be delivered to any sub-custodian appointed pursuant to Subsections 13.3 or 13.4 hereof, the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of a Portfolio. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Trust pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officer's Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the U.S. Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Bank will use its best efforts to the end that the specific Portfolio Securities held by it hereunder will be at all times identifiable.

   The Trust, on behalf of a Portfolio, will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of a Portfolio.

6.2 Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officer's Certificate. The Bank will execute and deliver, or will cause to be executed and delivered, to the Trust or its designated agent all notices, proxies and proxy soliciting materials with respect to such Portfolio Securities, but without indicating the manner in which such proxies are to be voted, such proxy to be executed by the registered holder of such Portfolio Securities (if registered otherwise than in the name of a Portfolio), in accordance with the Proper Instructions or an Officer's Certificate.

6.3 Corporate Action. If at any time the Bank is notified that an issuer of a Portfolio Security has taken or intends to take a corporate action (a "Corporate Action") that affects the rights (voting, subscription, redemption, exchange, conversion, tender or otherwise), privileges, powers, preferences, qualifications or ownership of the Portfolio Security, including, without

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limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend (collectively, the "Rights"), which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the Trust's designee, BGFA, promptly of the Corporate Action, the Response required in connection with the Corporate Action, and the Bank's deadline for receipt from the Trust's designee, BGFA, of Proper Instructions regarding the Response (the "Response Deadline"). Except as provided in Subsection 6.3(c) below, the date specified as the Response Deadline shall not be more than 24 hours prior to the Response expiration day set by the depository processing such Corporate Action. The Bank shall forward to the Trust's designee, BGFA, via facsimile and/or overnight courier all notices, information statements or other materials relating to the Corporate Action within twenty-four (24) hours of receipt of such materials by the Bank.

   (a) The Bank shall act upon a required Response only after receipt by the Bank of Proper Instructions from the Trust's designee, BGFA, no later than 4:00 p.m. (Pacific time) on the date specified as the Response Deadline and only if the Bank (or its agent or sub-custodian hereunder) has actual possession of all Portfolio Securities (but only if such Portfolio Securities are necessary for the consummation of the Corporate Action ("Necessary Portfolio Securities")), consents and other materials no later than 4:00 p.m. (Pacific time) on the date specified as the Response Deadline. Portfolio Securities in the possession of a broker or other borrower pursuant to the Bank's securities lending program shall be deemed to be in the possession of the Bank for the purposes of this Subsection 6.3.

   (b) The Bank shall have no duty to act upon a required Response if Proper Instructions relating to such Response and all Necessary Portfolio Securities, consents and other materials are not received by and in the possession of the Bank no later than 4:00 p.m. (Pacific time) on the date specified as the Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or Necessary Portfolio Securities, consents or other materials are received by the Bank after 4:00 p.m. (Pacific time) on the date specified as the Response Deadline, it being acknowledged and agreed by the Parties that any undertaking by the Bank, to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

   (c) In the event that the Trust's designee, BGFA, notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

   (d) In connection with any Corporate Action to be taken with respect to the Foreign Portfolio Securities held hereunder that affects any Rights with respect to such Securities, the Bank shall promptly transmit to the Trust's designee, BGFA, such information in connection therewith as is made available to the Bank by the Eligible Foreign Custodian (as defined in Section 13.4(b) below), and the Bank shall promptly forward to the applicable Eligible Foreign Custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in

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   connection therewith, as the Bank shall receive from the Trust's designee,
   BGFA, pursuant to Proper Instructions. The Bank agrees to use its best efforts to obtain and forward to the Trust or its designated agent, BGFA, information regarding Rights with respect to Foreign Portfolio Securities. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Trust is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Trust or by the applicable Eligible Foreign Custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

6.4 Depositories.

   (a) The Bank may deposit and/or maintain securities owned by a Portfolio in a Depository in compliance with the conditions of Rule 17f-4 under the 1940 Act.

   (b) Notwithstanding the provisions of subparagraph (a) of this Subsection 6.4, the Bank is hereby authorized to maintain the shares of certain open-end management investment companies (the "Underlying Funds") owned by one or more of the Portfolios in book-entry form directly with the transfer agent or designated sub-transfer agent of each such Underlying Fund (an "Underlying Fund Transfer Agent"), subject to and in accordance with the following provisions and any other requirements of the 1940 Act or the rules or interpretations thereunder:

       (i) Such Underlying Fund shares shall be maintained in a separate custodian account in the Bank's name or in the name of the Bank's nominee, as custodian, provided that the Bank shall identify on its books as belonging to the appropriate Portfolio such Underlying Fund shares so maintained; and

       (ii) The Bank will implement appropriate control procedures to ensure that the Underlying Fund Transfer Agent's records of each Portfolio's holdings of Underlying Fund shares are properly reconciled with the Bank's records.

6.5 Reserved.

6.6 Use of Book-Entry System for Commercial Paper. Provided, if required by the 1940 Act or the rules thereunder, (i) the Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book-Entry Paper") and (ii) for each year following such approval the Board has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that a Portfolio has purchased such Issuer's Book-Entry Paper, the Bank shall hold in book-entry form, on behalf of the Portfolio, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining its procedures for Book-Entry Paper, the Bank agrees that:

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   (a) The Bank will maintain all Book-Entry Paper held by a Portfolio in an account of the Bank that includes only assets held by it for customers;

   (b) The records of the Bank with respect to a Portfolio's purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Portfolio that is included in the Book-Entry Paper System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Trust;

   (c) The Bank shall pay for Book-Entry Paper purchased for the account of a Portfolio upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Portfolio;

   (d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Portfolio, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Portfolio;

   (e) The Bank shall transmit to the Trust a transaction journal confirming each transaction in Book-Entry Paper for the account of a Portfolio on the next business day following the transaction; and

   (f) The Bank will send to the Trust such reports on its system of internal accounting control with respect to Book-Entry Paper as the Trust may reasonably request from time to time.

6.7 Reserved.

6.8 Eurodollar CDs. Any Portfolio Securities that are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Portfolio Securities are identified on the books of the Bank as belonging to a Portfolio and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this Subsection 6.8, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to a Portfolio, and the Bank shall have no liability to the Portfolio or its shareholders with respect to the actions, inactions, whether negligent or otherwise of such European Branch in connection with such Eurodollar CDs, except for any loss or damage to the Portfolio resulting from the Bank's own negligent actions or inactions or lack of reasonable care in the performance of its duties hereunder.

6.9 Options and Futures Transactions.

   (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the
Counter.

       (i) The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by a Portfolio regarding escrow or other arrangements in accordance with the provisions of any agreement entered into

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       upon receipt of Proper Instructions between the Bank, any broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Trust, on behalf of the Portfolio, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

       (ii) Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that a Portfolio has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Trust. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of a Portfolio, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in Subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to:
       (1) periodically check or notify a Portfolio that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Portfolio against any loss;
       (2) effect the return of any collateral delivered to a broker; or
       (3) advise the Portfolio that any option it holds, has expired or is about to expire. Such duties or obligations shall be the sole responsibility of the Trust.

   (b) Puts, Calls and Futures Traded on Commodities Exchanges.

       (i) The Bank shall take action, upon receipt of Proper Instructions, as to puts, calls and futures contracts ("futures") purchased or sold by a Portfolio in accordance with the provisions of any agreement among the Trust, on behalf of a Portfolio, the Bank and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization(s), regarding account deposits in connection with transactions by the Portfolio.

       (ii) The responsibilities and liabilities of the Bank as to futures, puts and calls traded on commodities exchanges, any futures commission merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(ii) of this Subsection 6.9 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and futures and puts and calls thereon instead of options.

6.10 Segregated Account. The Bank shall upon receipt of Proper Instructions establish and maintain a "Segregated Account" or "Accounts" for and on behalf of a Portfolio, into which Account or Accounts may be transferred upon receipt of Proper Instructions, cash and/or Portfolio Securities.

   (a) Cash and/or Portfolio Securities may be transferred into a Segregated Account in the following circumstances, upon receipt of Proper Instructions:

       (i) in accordance with the provisions of any agreement among the Trust, on behalf of a Portfolio, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered contract market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by a Portfolio;

       (ii) for the purpose of segregating cash or Securities in connection with options purchased or written by a Portfolio or commodity futures purchased or written by a Portfolio;

       (iii) for the deposit of liquid assets, such as cash, U.S. Government obligations or other high-grade debt obligations, having a market value (marked-to-market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all a Portfolio's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all of a Portfolio's then outstanding commitments under any reverse repurchase agreements entered into with broker-dealer firms;

       (iv) for the purposes of compliance by a Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

       (v) for other proper corporate purposes, but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the Executive Committee, signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose(s) of such Segregated Account and declaring such purpose(s) to be a proper corporate purpose(s).

   (b) assets may be withdrawn from the Segregated Account pursuant to Proper Instructions only:

       (i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

       (ii) with respect to assets deposited pursuant to (a)(iii) or (a)(iv) above, for sale or delivery to meet a Portfolio's obligations under outstanding forward-commitment, delayed-settlement or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

       (iii) for exchange for either liquid assets of equal or greater value deposited in the Segregated Account;

       (iv) to the extent that a Portfolio's outstanding forward-commitment or when-issued agreements for the purchase of portfolio securities or any reverse repurchase agreements are sold to other parties or the Portfolio's obligations thereunder are met from assets of the Portfolio other than those in the Segregated Account;

       (v) for delivery upon settlement of a forward-commitment, delayed-settlement or when-issued agreement for the sale of Portfolio Securities; or

       (vi) with respect to assets deposited pursuant to (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

6.11 Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by a Portfolio of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank(s) as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of a Portfolio appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of a Portfolio and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Portfolio.

6.12 Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section, the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this Subsection 6.12, specifying the applicable Subsection, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable Subsection, only:

   (a) upon sales of Portfolio Securities for the account of a Portfolio, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale of the Portfolio Securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

   (b) in exchange for, or upon conversion into, other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided however that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or sub-custodian hereunder) has actual possession of such Portfolio Security at least two business days prior to the date of tender;

   (c) upon conversion of Portfolio Securities pursuant to their terms into other securities;

   (d) for the purpose of redeeming in kind shares of a Portfolio upon authorization from the Portfolio;

   (e) in the case of option contracts owned by a Portfolio, for presentation to the endorsing broker;

   (f) when such Portfolio Securities are called, redeemed or retired or otherwise become payable;

   (g) for the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to a Portfolio by any bank, including the Bank; provided, however, that such Securities will be released only upon payment to the Bank for the account of the Portfolio of the moneys borrowed, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, further Portfolio Securities may be released for that purpose without any such payment. In the event that any such pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Portfolio from the lender in accordance with the normal procedures of the lender, that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

   (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

   (i) for the purpose of delivering Portfolio Securities lent by a Portfolio to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Portfolio and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such Securities entered into by the Portfolio;

   (j) for other authorized transactions of a Portfolio or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Trust (other than the officer certifying such resolution) and certified by its Secretary or an Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Portfolio or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; and

   (k) upon termination of this Agreement as hereinafter set forth pursuant to
   Section 8 and Section 14 of this Agreement.

   As to any deliveries made by the Bank pursuant to Subsections (a), (b), (c),
(e), (f), (g), (h) and (i) securities or cash receivable in exchange therefor shall be delivered to the Bank.

   7. Redemptions. In the case of payment of assets of a Portfolio held by the Bank in connection with redemptions and repurchases by the Portfolio of outstanding shares, the Bank will rely on notification by the Trust's transfer agent of receipt of a request for redemption before such payment is made. Payment shall be made in accordance with the Declaration of Trust (the "Trust Declaration") and By-Laws of the Trust, from assets available for said purpose.

   8. Merger, Dissolution, etc. of the Trust or a Portfolio. In the case of the following transactions, not in the ordinary course of business, namely, the merger of a Portfolio into or the consolidation of the Trust with another investment company, the sale by the Trust of all, or substantially all, of the assets of one or more Portfolios to another investment company, or the liquidation or dissolution of a Portfolio and distribution of its assets, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Trust, on behalf of such Portfolio(s) set forth in an Officer's Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate with respect to such Portfolio or the Trust, as applicable.

   9. Actions of the Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officer's Certificate to the contrary, it will without prior authorization or instruction of the Trust or the transfer agent;

   (a) Endorse for collection and collect on behalf of and in the name of a Portfolio all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Portfolio and hold for the account of the Portfolio all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

   (b) Present for payment all coupons and other income items held by it for the account of a Portfolio that call for payment upon presentation and hold the cash received by it upon such payment for the account of the Portfolio;

   (c) Receive and hold for the account of a Portfolio all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder;

   (d) execute as agent on behalf of a Portfolio all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the U.S. Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting a Portfolio's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the U.S. Treasury Department issued thereunder, or under the laws of any State;

   (e) present for payment all Portfolio Securities that are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of a Portfolio; and

   (f) exchange interim receipts or temporary securities for definitive securities.

10. Collections and Defaults. The Bank will use all reasonable efforts to collect any funds that may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Trust, on behalf of a Portfolio, notice actually received by the Bank of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Portfolio Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Trust, on behalf of a Portfolio, in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Trust a written report once each month showing any income on any Portfolio Security held by the Bank on behalf of a Portfolio that is more than ten days overdue on the date of such report.

11. Books and Records / Intellectual Property.

11.1 Books and Records. The Bank shall create and maintain accurate, complete and up-to-date books and records with respect to the transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement (including without limitation in accordance with Schedule B hereto), and in compliance with applicable laws and regulations (including without limitation the 1940 Act and the rules thereunder). The Trust shall retain ownership of all of such books and records.

   The Bank will furnish the Trust daily with a statement of condition of each Portfolio. The Bank will furnish to the Trust at the end of every month, and at the close of each quarter of the Trust's fiscal year, a list of the Portfolio Securities and the aggregate amount of cash held by the Bank on behalf of each Portfolio. The Bank shall perform the fund accounting services listed on Schedule B hereto and shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any officer of the Trust. The books and records of the Bank pertaining to its services under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers or agents of or auditors employed by the Trust and will be preserved by the

Bank in the manner and in accordance with applicable laws and regulations (including without limitation the 1940 Act and the rules thereunder).

   The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

11.2 Intellectual Property.

   (a) Use of the Trust's trademarks or service marks (or marks of related companies) by the Bank shall be prohibited, unless the Parties or the appropriate officers of the Trust otherwise agree in a duly authorized writing.

   (b) The Bank agrees that all books, records and other information of BGFA or the Trust ("Materials") and all proprietary inventions, copyrightable works, computer software, technical know-how, trademarks and other intellectual property (collectively, "Intellectual Property") owned by BGFA or the Trust that is received by the Bank from BGFA, the Trust or any service provider for use in the performance of the Bank's duties set forth herein shall remain the property exclusively of BGFA or the Trust, as applicable, and, following termination of this Agreement, all Materials and Intellectual Property owned by BGFA or the Trust shall be returned to BGFA or the Trust, as applicable, and the Bank shall retain no rights to hold or use any Materials or such Intellectual Property thereafter.

12. Portfolio Evaluation and Performance Calculations.

12.1 Portfolio Evaluation. The Bank shall compute and determine as of such days and hours, as may be authorized by the Board, the net asset value and the offering price of shares of each Portfolio, such determination to be made in accordance with the provisions of the Trust Declaration and By-Laws and Registration Statement of the Trust relating to the Portfolios, as it may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Trust, any applicable exchange, the NASD or such other persons as the Trust may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information that the Bank reasonably believes to be accurate and reliable furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of each Portfolio and in respect of liabilities of a Portfolio not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and
(v) the method of computation of the offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by its reasonable and good faith reliance on any quotations received from a source pursuant to (iii) above.

12.2 Performance Calculations. The Bank will compute the performance results of each Portfolio (the "Performance Calculations") in accordance with applicable provisions of the 1933 Act and 1940 Act and the rules under such Acts related to the computations to be undertaken by the Bank pursuant to this Agreement, as promulgated by the Securities and Exchange

Commission, as such provisions and or rules may be amended from time to time, and any published interpretations of or general conventions accepted by the staff of the Securities and Exchange Commission with respect to such rules or the subject matter thereof ("Staff Positions"), subject to the Registration Statement, as amended from time to time, and the terms set forth below:

   (a) The Bank shall compute the Performance Calculations for each Portfolio for the stated periods of time as shall be mutually agreed upon, and communicate in a timely manner the result of such computation to the Trust.

   (b) In performing the Performance Calculations, the Bank will derive from the records it generates and maintains for each Portfolio pursuant
   Section 11 hereof, the data necessary for the computation. The Bank shall have no responsibility to review, confirm, or otherwise assume any duty or liability with respect to the accuracy or correctness of any such data supplied to it by the Trust, any of its designated agents or any of its designated third-party providers.

   (c) At the request of the Bank, the Trust shall provide, and the Bank shall be entitled to rely on, written standards and guidelines to be followed by the Bank in interpreting and applying the computation methods pursuant to the rules or any Staff Positions as they specifically apply to a Portfolio, provided that the Bank shall be responsible for general knowledge of such rules and any Staff Positions. In the event that the computation methods in a rule or the Staff Positions or the application to a Portfolio of a standard or guideline is not free from doubt or in the event there is any question of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g., original issue discount, participating debt security, income or return of capital, etc.) or otherwise or as to any other element of the computation that is pertinent to the Portfolio, the Trust or its designated agent, BGFA, shall have the full responsibility for making the determination of how the security, or payment, is to be treated for purposes of the computation and how the computation is to be made and shall inform the Bank thereof on a timely basis. The Bank shall have no responsibility to make independent determinations with respect to any item that is covered by this Section, and the Bank shall not be responsible for its computations made in accordance with such determinations so long as such computations are mathematically correct.

   (d) The Trust shall keep the Bank informed of all publicly available information, and of any non-public advice or information, obtained by the Trust from its independent auditors or by its personnel or the personnel of its investment adviser, related to the computations to be undertaken by the Bank pursuant to this Agreement, and the Bank shall not be deemed to have knowledge of such information (except as contained in the Registration Statement) unless it has been furnished to the Bank in writing; provided that the Bank shall be charged with knowledge of any material changes to the 1933 Act, the 1940 Act, and any related rules under such Acts related to the computations to be undertaken by the Bank pursuant to this Agreement without specific notice from the Trust.

13. Concerning the Bank.

13.1 Bank Warranty. The Bank warrants that it has and will maintain at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the Portfolio Securities and other assets including cash of the Trust's Portfolios.

13.2 Standard of Care and Performance of Duties.

   (a) The Bank agrees to use reasonable care with regard to its obligations under this Agreement and the safekeeping of property of the Portfolios. In performing its duties hereunder and any other duties listed on the schedules hereto, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Trust, and the Bank will be without liability for any action taken or thing done, or omitted to be done, so long as the Bank's actions or inactions are without negligence and are in accordance with this Agreement and are in good faith in conformity with such advice. The Bank shall be liable to, and shall indemnify and hold harmless the Trust from and against any loss which shall occur as the result of the failure of the Bank or a sub-custodian (except as provided in Subsections 6.8, 13.2 or 13.3 hereof) to exercise reasonable care with respect to their respective obligations under this Agreement and the safekeeping of such property. Subject to the foregoing, the Bank will not be responsible for any act, omission, default or for the solvency of any foreign securities depository or clearing agency utilized in connection with the provision of services under this Agreement.

   (b) In the performance of its duties hereunder, the Bank will be protected and not be liable, and will be indemnified and held harmless for any action taken or omitted to be taken by it with reasonable care and in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Board, facsimile, telegram, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine and for any other loss to the Trust except in the case of its negligent actions or inactions or lack of good faith or reasonable care in the performance of its obligations or duties hereunder.

   (c) The Bank will be under no duty or obligation to inquire into and will not be liable for:

       (i) the validity of the issue of any Portfolio Securities purchased by or for a Portfolio, the legality of the purchases thereof or the propriety of the price incurred therefor;

       (ii) the legality of any sale of any Portfolio Securities by or for the Portfolio or the propriety of the amount for which the same are sold;

       (iii) the legality of an issue or sale of any shares of a Portfolio or the sufficiency of the amount to be received therefor;

       (iv) the legality of the repurchase of any shares of a Portfolio or the propriety of the amount to be paid therefor;

       (v) the legality of the declaration of any dividend by a Portfolio or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

       (vi) any property or moneys of a Portfolio unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

   (d) Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of a Portfolio are such as may properly be held by the Portfolio under the provisions of its Trust Declaration, By-Laws, any federal or state statutes or any rule or regulation of any governmental agency.

   (e) Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank be liable hereunder or to any third party:

       (i) for any losses or damages of any kind resulting from acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events, in each case reasonably beyond its control (each, a "Force Majeure Event"), except as results from the Bank's own negligence, provided that the Bank shall make all reasonable efforts, whenever necessary, to use suitable data processing back-up facilities; or

       (ii) for special, punitive or consequential damages arising from the provision of services hereunder, even if the Bank has been advised of the possibility of such damages; provided, however, that the Parties specifically acknowledge and agree that damages, if any, incurred by the Trust, its Portfolios or its agents (including, but not limited to, BGFA or the Trust's transfer or shareholder servicing agents) on account of late or incorrect net asset values and related information provided to the Trust, its Portfolios, its agents or other third parties as may be agreed in writing by BGFA and/or Barclays Global Investors, N.A. and the Bank from time to time, are not to be considered special, punitive or consequential damages for purposes of this Subsection 13.2(e)(ii).

   (f) The Bank shall supply BGFA with such daily information regarding the cash and securities positions and activity of each Portfolio as the Bank and BGFA shall from time to time agree.

   (g) The Bank hereby warrants that as of the date of this Agreement it is maintaining a bankers Blanket Bond and hereby agrees to notify the Trust in the event that such bond is canceled or otherwise lapses.

13.3 Agents and Sub-custodians with Respect to Property of the Portfolios Held in the United States. The Bank may employ agents in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank. Upon receipt of Proper Instructions, the Bank may employ sub-custodians, provided that any such sub-custodian meets at least the minimum qualifications required by
Section 17(f)(1) of the 1940 Act to act as a custodian of a Portfolio's assets with respect to property of the Portfolio held in the United States. The Bank shall have no liability to the Trust or any other person by reason of any act or omission of any sub-custodian and the Trust shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any sub-custodian. Upon request of the Bank, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. All fees and expenses of any sub-custodian shall be paid as agreed in writing by the parties hereto.

13.4 Duties of the Bank with Respect to Property of the Trust Held Outside of the United States.

   (a) Foreign Custody Manager. The Bank agrees, upon the Board's delivery to it of a resolution appointing the Bank as the "Foreign Custody Manager" for a Portfolio, as contemplated by Rule 17f-5 under the 1940 Act, to act as the Portfolio's Foreign Custody Manager on the terms and conditions set forth in Annex I to this Agreement.

   (b) Segregation of Securities. The Bank shall identify on its books as belonging to the Trust the Foreign Portfolio Securities held by each foreign sub-custodian (each an "Eligible Foreign Custodian") selected by the Bank in its capacity as Foreign Custody Manager.

   (c) Access of Independent Accountants of the Trust. Upon request of the Trust, the Bank in its capacity as Foreign Custody Manager will use its best efforts to arrange for the independent accountants of the Trust to be afforded access to the books and records of any foreign banking institution employed as an Eligible Foreign Custodian insofar as such books and records relate to the performance of such foreign banking institution with regard to the Trust's Portfolio Securities and other assets.

   (d) Reports by the Bank. The Bank, in its capacity as the Trust's Foreign Custody Manager, will supply to the Trust the required reports as provided in Annex I.

   (e) Transactions in Foreign Custody Account. Transactions with respect to the assets of the Trust held by an Eligible Foreign Custodian shall be effected in accordance with the applicable agreement between the Bank as Foreign Custody Manager and such Eligible Foreign Custodian. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Eligible Foreign Custodian, the Trust agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee.

   Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account of the Trust and delivery of Foreign Portfolio Securities maintained for the account of the Trust may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. Cash held at an Eligible Foreign Custodian will generally be held in a deposit account at such Eligible Foreign Custodian.

   (f) Liability of the Bank. The Bank shall have no more or less responsibility or liability on account of the acts or omissions of any Eligible Foreign Custodian employed hereunder than any such Eligible Foreign Custodian has to the Bank and, without limiting the foregoing, the Bank shall not be liable for any Force Majeure Event or any loss where the Eligible Foreign Custodian has otherwise exercised reasonable care, provided, however, that nothing in this subsection (f) shall limit any liability that the Bank may otherwise have as a result of its responsibilities pursuant to Annex I.

   (g) Tax Law. The Bank shall have no liability for any obligations now or hereafter imposed on the Trust, or its Master Portfolios, or the Bank as custodian of the Trust by the tax laws of any jurisdiction. The sole responsibility of the Bank with regard to such taxes shall be to use reasonable efforts to assist the Trust with respect to the withholding and payment by the Trust of such taxes and with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Trust is entitled to such exemptions or refunds.

13.5 Insurance. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Portfolios held by it as it uses in respect of its own similar property.

13.6 Fees and Expenses of the Bank. The Trust, on behalf of a Portfolio, will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder. All necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on Schedule B hereto) including any indemnities to the Bank as provided in this Agreement shall be paid as agreed in writing between the Parties.

13.7 Advances by the Bank. The Bank may, in its sole discretion, advance funds on behalf of a Portfolio to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of a Portfolio's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness, a loan made by the Bank to the Portfolio payable on demand and bearing interest at the current rate charged by the Bank for such loans unless the Portfolio shall provide the Bank with agreed upon compensating balances. The Trust agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by it for a Portfolio's benefit or in which the Portfolio has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Trust authorizes the Bank, in its sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon against any balance of account standing to the credit of a Portfolio on the Bank's books.

14. Term, Termination and Transition Assistance.

14.1 Term and Termination.

   (a) Term. Subject to the termination rights set forth below, the initial term of this Agreement shall commence on the date first set forth above and end on November 1, 2009 (the "Initial Term"). Following the expiration of the Initial Term, this Agreement shall automatically renew and continue in force for subsequent one-year terms until terminated as provided herein (each, a "Renewal Term").

   (b) Termination. The Trust may terminate this Agreement in whole or in part (for example, as to any Portfolio) prior to the expiration of the Initial Term or any Renewal Term: (i) upon sixty (60) days' prior written notice in the form of Proper Instructions specifying the date upon which termination is to occur ("Termination Notice") in the event that a conservator or receiver is appointed for the Bank in accordance with 12 USC (S)1821(c) or similar and successor provisions; or (ii) without cause at any time by giving the Bank at least 180 days' prior written notice of the designated termination date.

   (c) Further Termination. The Trust may terminate this Agreement in whole or in part (for example, as to any Portfolio) prior to the expiration of the Initial Term or any Renewal Term in the event:

       (i) that the Bank fails to meet the criteria defined in each of six
       (6) separate Key Performance Indicators, each for four (4) consecutive months, in any rolling twelve-month period. For avoidance of doubt, this right shall only apply if the failure by the Bank to meet the Service Level as defined in the relevant KPI is not (a) the result of a Force Majeure Event, (b) caused by the Trust or a direct result of a specific request by the Trust, (c) a direct result of a specific request by a duly authorized agent of the Trust, (d) caused by a third party other than an agent of the Bank or (e) the result of agreement by the Parties;

       (ii) of a material breach of a material provision of this Agreement;

       (iii) the Board of the Trust votes to liquidate a Portfolio and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Portfolio or the Portfolio's investment adviser; or

       (iv) Barclays Global Investors, N.A. terminates its Custodial, Fund Accounting and Services Agreement (as amended) with the Bank pursuant to the fiduciary capacity provision in Section 13.1(b)(ii) of such agreement;

   provided that the Trust shall not exercise its rights under subsections
   (c)(i) or (ii) above unless the Trust has first provided written notice to the Bank of its intent to terminate under such subsection, and the Bank:
   (x) does not present a plan to remedy or cure the

   KPI or breach(es) that is reasonably acceptable to the Trust, which plan will be provided as soon as practicable, and in any event not later than ten
   (10) days after such notice, and (y) has not made substantial progress toward curing or remedying that KPI or breach(es) in material respects to the reasonable satisfaction of the Trust, within thirty (30) days of presenting such plan to the Trust.

   (d) The Trust shall advise the Bank of any service level, practice, policy, circumstance or any breach by the Bank of which it becomes aware from time to time that, if unaddressed, would permit the termination of this Agreement under any of the basis set forth in this Section 14.1.

14.2 Transition Assistance.

   (a) In the event the Trust or any Portfolio terminates this Agreement in accordance with Section 14.1, or upon the expiration of the Initial Term or any Renewal Term and non-renewal of this Agreement:

       (i) the Bank will immediately upon receipt of notice of termination or non-renewal, commence and prosecute diligently to completion the transfer of all cash and the delivery of all assets in the Trust's (or Portfolio's) accounts as to which this Agreement is terminated, duly endorsed, and all records maintained under the terms hereof and of the Service Level Agreements directly to such successor custodian appointed by the Trust ("Transfer");

       (ii) the Bank will provide such reasonably necessary transition assistance as described below in this Section 14.2 (the "Transition Assistance"). The Bank will fully cooperate with the Trust and will provide such reasonable assistance as directed by the Trust to effectively transition the services provided by the Bank to the Trust under this Agreement to a successor entity (or entities) as designated by the Trust in its sole discretion, including but not limited to using its commercially reasonable efforts to provide for an orderly transition of the funds from the Bank's custody to the successor's custody. During such transition period, the Trust will continue to pay the Bank the fees applicable to such services set forth in the then-current fee schedule, plus an amount calculated based on additional time and materials outside the usual services provided under this Agreement and required to effect the conversion of the services to a successor service provider. The Bank shall provide Transition Assistance for a period of up to twenty-four
       (24) months as requested by the Trust;

       (iii) The Bank and the Trust shall negotiate in good faith to agree on a plan for the orderly transition of the Trust to a successor service provider by no later than sixty (60) days after the date of termination or non-renewal;

       (iv) The Trust shall, in the event Transition Assistance is required for more than twenty-four (24) months from the date of termination, pay the Bank an annual bonus on a monthly basis in an amount equal to 5% of the aggregate fees being charged as of the date of termination; and

       (v) The Trust and the Bank will take all reasonably necessary steps as mutually agreed by the Parties, to assure the retention of key employees of the Bank involved in the provision of Transition Assistance.

14.3 Release. Upon Transfer of a Portfolio or completion of the Transition Assistance, as the case may be, the Bank shall be released from any and all further obligations under this Agreement with respect to the Portfolio as to which this Agreement is terminated; provided that the Bank shall continue to be responsible for services normally provided by custodians post-conversion in the normal course of business at the Bank's then current rates.

14.4 Survival. Notwithstanding anything to the contrary in this Agreement, each Party's obligations under Section 11 (Books and Records / Intellectual Property), Section 13.2 (Standard of Care and Performance of Duties),
Section 14.2 (Transition Assistance), Section 15 (Confidentiality), Section 19 (Governing Law), Section 20 (Proceedings), Section 22 (Limitation of Liability of the Trustees and Shareholders), Section 23 (Service Credits), Section 24 (Customized Technology Deliverables), and Section 26 (Dispute Resolution) shall continue and remain in full force and effect after the termination of this Agreement.

15. Confidentiality. Both Parties agree that any non-public information obtained hereunder concerning the other Party is confidential and may not be disclosed to any other person without the consent of the other Party, except as may be required by applicable laws or regulations or at the request of a governmental agency. The Parties further agree that a breach of this provision would irreparably damage the other Party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity and without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

16. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either Party hereto will be sufficiently given if addressed to such Party and delivered, via registered U.S. Mail or facsimile with written confirmation via registered U.S. Mail, to it at its office at the address set forth below, namely:

   (a) In the case of notices sent to the Trust or a Portfolio to:

                         Barclays Foundry Investment Trust
                         c/o Barclays Global Fund Advisors
                         45 Fremont Street
                         San Francisco, CA 94105
                         Attention: Legal Group

   (b) In the case of notices sent to the Bank to:

                        State Street Bank and Trust Company
                        __________________________
                        __________________________
                        __________________________

17. Amendments.

17.1 Additional Portfolios. In the event the Trust establishes one or more series or classes of shares in addition to the Portfolios listed on Schedule A hereto with respect to which it desires to have the Bank render services pursuant to this Agreement, the Trust shall notify the Bank in writing, and, unless the Bank declines in writing to provide such services within seven
(7) days after receipt of such notification, Schedule A shall be amended to include the new series or class of shares.

17.2 Written Agreement by Both Parties. This Agreement may be amended or modified only by a written agreement executed by both Parties, except as provided in Section 17.1 above.

18. Binding on Successors. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of the Bank or by the Bank without the written consent of the Trust, authorized and approved by its Board; and provided, further that termination proceedings pursuant to Section 14 hereof will not be deemed to be an assignment within the meaning of this provision.

19. Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of law provisions.

20. Proceedings. The Bank shall advise the Trust of all legal proceedings that would have a material adverse impact on the Bank's ability to provide the services contemplated by this Agreement.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

22. Limitation of Liability of the Trustees and Shareholders. The Bank acknowledges that the Trust's obligations hereunder are binding only on the assets and property belonging to the applicable Portfolio. No Portfolio shall have any liability for the obligations of any other Portfolio. It is expressly agreed that obligations of the Trust hereunder shall not be binding upon any Trustee, shareholder, nominees, officers, agents, or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Trust Declaration. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Trust, acting as such, and neither this authorization nor this execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the applicable Portfolio as provided in the Trust Declaration.

23. Service Credits. Only during the period in which the Bank is providing Transition Assistance:

   (a) In the event the Bank fails to meet the criteria defined in the relevant Key Performance Indicator for two consecutive months, the Trust shall receive a Service

   Credit. "Service Credit" shall mean: a five percent (5%) reduction of fees, only for the service to which the uncured KPI relates, for the month in which the uncured KPI failures occurred, and only for the Portfolio affected by the uncured KPI failures. For the avoidance of doubt, this right shall only apply if the failure by the Bank to meet the Service Level as defined in the relevant KPI is not (i) the result of a Force Majeure Event,
   (ii) caused by the Trust or a direct result of a specific request by the Trust, (iii) a direct result of a specific request by an agent of the Trust,
   (iv) caused by a third party other than an agent of the Bank or (v) the result of agreement by the Parties.

   (b) Service Credits shall be calculated on a monthly basis, and the Service Credits shall be payable as an offset against current or future fees owed by the Trust and upon termination, expiration or non-renewal of this Agreement, all unused Service Credits shall be paid in cash to the Trust.

   (c) The Bank shall not be deemed to have failed to meet a monthly KPI where such failure arises from a single underlying cause that is promptly remedied by the Bank, without the occurrence of which, the Bank would not have failed to meet that KPI in that month.

       (i) Time periods referenced in this Section 23 shall begin to run as of the date the Bank knows, reasonably should have known, or is notified of the relevant failure.

       (ii) The Bank shall earn back 100% of any Service Credit, provided that the Bank achieves the applicable KPI requirement the failure of which led to the Service Credit for two consecutive months beginning in the month following the month in which the Service Credit is earned. For example, if the Bank fails to meet a particular KPI for January and February of a year, the Bank shall earn back 100% of the associated Service Credit if the Bank meets that KPI in the months of March and April.

       (iii) The Bank acknowledges that its failure to meet the minimum levels set forth in the Key Performance Indicators would have a material adverse effect on the Trust's business. The Bank further acknowledges that the Service Credits represent a reduction in the fees payable by the Trust hereunder which, in turn, reflects the Bank's provision of a lower level of services than that required by the Trust. The Bank further acknowledges that the Service Credits are reasonably proportionate to the loss likely to be suffered by the Trust as a result of the failure by the Bank to meet the applicable KPIs.

       (iv) The level of Service Credits payable in any calendar year will not exceed in aggregate 5% of the aggregate fees payable under this Agreement for such year.

       (v) The Trust shall not be entitled to recover as part of any damages claim any sums credited or paid as Service Credits if the damages claim arose from a KPI failure, provided the damages to which the Trust is otherwise entitled arose from the same services to which the KPI failure relates, for the same Portfolio, and for the same underlying event.

24. Customized Technology Deliverables. The Bank will deliver into escrow for the benefit of the Trust copies of all final requirements documentation related to any builds, features or functionality customized for the Trust, that are incorporated into or used in connection with the provision of services under this Agreement (the "Requirements Documentation"), within thirty (30) days after such builds, features or functionality have been incorporated into or used in connection with the provision of services. Such Requirements Documentation shall be in the form customarily produced by the Bank in connection with such projects generally. The Trust shall have access to such Requirements Documentation only in the event of the termination of this Agreement other than by reason of breach by the Trust. The Bank hereby grants to the Trust a worldwide, irrevocable, royalty-free, fully paid-up, non-transferable and non-exclusive license, solely for the purpose of the Trust's or the Trust's third party supplier assuming performance obligations for the services previously performed by the Bank hereunder.

25. Service Enhancements. The Bank hereby commits that it will use commercially reasonable efforts to continue to develop and provide to the Trust service enhancements that will enable the Trust to maintain the Trust's market leader position in product innovation, information technology, and service delivery (collectively, "Market Efforts"). The Bank agrees that its Market Efforts will be and will continue to be during the Initial Term and any Renewal Term no less favorable than those being offered at that time by the Bank to any other customer purchasing services of a type substantially similar to the services provided hereunder relating to funds in aggregate substantially similar in scope (even if smaller in asset size) to the Portfolios. The Bank shall, upon written request, review and have an officer of the Bank certify its compliance with this Section 25 to the Trust. If the Bank at any time offers other customers or brokers processes, discounts and/or other cost reduction methods or improved services more favorable than those provided to the Trust pursuant to this Agreement such that the foregoing terms of this Section 25 become untrue, the Bank shall promptly offer these to the Trust prospectively from the date such more favorable terms were offered to other customers or brokers, unless the Bank is prevented from doing so in a reasonable manner due to third party patent related restrictions. The Bank acknowledges that the requirements of this Section 25 are a material provision of this Agreement.

26. Dispute Resolution.

   (a) In the event of any dispute under this Agreement, each Party will appoint a designated representative whose task will be to resolve the dispute (the "Representatives"). The Representatives will have five
   (5) business days to meet and discuss in good faith a resolution to the dispute. During the course of such discussions, each Party will honor the other Party's reasonable requests for relevant information, including but not limited to providing copies of relevant documents. The specified format for such discussions will be left to the discretion of the Representatives, but may include the preparation and delivery of statements of facts or written statements of positions.

   (b) If the Representatives are unable to resolve the dispute within such five (5) day period, the Representatives will refer the dispute to their respective CEO, President or COO (the "Managers"). Such Managers will have ten (10) business days to meet and discuss in good faith a resolution of the dispute. If the Managers are unable to resolve the dispute within such ten (10) day period, the Parties may elect to extend the time for such dispute resolution, or proceed in accordance with their respective rights under this Agreement or otherwise.

   (c) If the Parties are unable to resolve the dispute as set forth herein, the Parties may, upon mutual agreement, seek to resolve the dispute through mediation.

27. Master Agreement. For convenience purposes, this Agreement is being entered into as a master agreement by the Bank and the Trust on behalf of each Portfolio from time to time set forth on Schedule A hereto. However, this Agreement shall be interpreted as applying solely to each Portfolio individually, and no Portfolio shall be liable for the obligations of any other Portfolio.

28. Other Agreements. The Bank and the Trust may from time to time be parties to agreements in addition to this Agreement. The terms of this Agreement shall not be applicable to, or otherwise affect the relationship of the Bank and the Trust under, such other agreements unless specifically agreed to therein by the Bank and the Trust. Further, nothing in this Agreement shall limit the obligations of the Bank or the liabilities of the Bank for any act or omission of the Bank under any other agreement pursuant to which the Bank provides, in any capacity, services to or on behalf of, the Trust or any Portfolio.

29. Single Agreement. This Agreement (including any exhibits, appendices and schedules hereto) constitutes the entire agreement between the Bank and the Trust as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered between the Bank and the Trust.

                           [Signature Page Follows]

   IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                           BARCLAYS FOUNDRY INVESTMENT TRUST

                                           By:
                                                  -----------------------------
                                           Name:
                                           Title:

                                           STATE STREET BANK AND TRUST COMPANY

                                           By:
                                                  -----------------------------
                                           Name:
                                           Title:

                     [Signature Page to Custody Agreement]

                                    Annex I

                               Custody Agreement
                       Barclays Foundry Investment Trust

                Terms of Delegation to Foreign Custody Manager

   1. Definitions.

   Capitalized terms in this Annex have the meanings assigned in the Custody Agreement to which this Annex is attached, and if not defined therein, have the following meanings:

       (a) Authorized Representative. Authorized Representative means any one of the persons who are empowered, on behalf of a Party to receive notices from the other Party, to add or withdraw jurisdictions pursuant to Section 3 hereof, and to otherwise bind the Party that has authorized it to do so with respect to the Trust's foreign custody arrangements.

       (b) Country Risk. Country Risk means all factors reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories or Eligible Securities Depository operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

       (c) Delegate. Delegate means the Bank.

       (d) Eligible Foreign Custodian. Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) under the 1940 Act, and also includes foreign branches of U.S. banks, as such term is defined in Rule 17f-5(a)(7); the term does not include any Eligible Securities Depository.

       (e) Eligible Securities Depository. Eligible Securities Depository has the meaning set forth in Rule 17f-7(b)(1) under the 1940 Act.

       (f) Foreign Assets. Foreign Assets has the meaning set forth in Rule 17f-5(a)(2) under the 1940 Act.

       (g) Foreign Custody Manager. Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3) under the 1940 Act.

       (h) Monitor. Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision or determination previously made or information previously received.

       (i) Securities Depository. Securities Depository has the meaning set forth in Rule 17f-4(a) under the 1940 Act.

                                     A-I-1

   2. Representations.

       (a) Delegate's Representation. The Delegate represents that it is a "U.S. Bank" as defined in Rule 17f-5(a)(7) under the 1940 Act.

       (b) The Trust's Representation. The Trust, on behalf of the Portfolios, represents that the Board has determined that it is reasonable to rely on the Delegate to perform the responsibilities described in Sections 4, 5, 6(b), 6(c), 6(d), 7 and 9 hereof.

   3. Jurisdictions Covered.

       (a) Initial Jurisdictions. The authority delegated hereby in connection with the Delegate's authority to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian (Rule 17f-5) applies only with respect to Foreign Assets held in the jurisdictions listed in Appendix A-1 hereto. The Delegate's duties under hereunder and under Rule 17f-7 to the extent not covered hereunder relating to Eligible Securities Depositories apply only with respect to Foreign Assets held in jurisdictions listed in Appendix A-2 hereto.

       (b) Added Jurisdictions. Jurisdictions may be added to Appendix A-1 and/or Appendix A-2 by written agreement in the form of Appendix B hereto. The Delegate's responsibility and authority with respect to any jurisdiction so added will commence at the later of (i) the time that the Delegate's Authorized Representative and the Trust's Authorized Representative have both executed a copy of Appendix B listing such jurisdiction, or (ii) the time that the Delegate's Authorized Representative receives a copy of such fully executed Appendix B.

       (c) Withdrawn Jurisdictions. The Board (or the Portfolios' investment adviser, pursuant to authority delegated by the Board) may withdraw the Delegate's responsibility and authority with respect to any jurisdiction upon written notice to the Delegate. The Delegate may withdraw its acceptance of delegated responsibilities and authority with respect to any jurisdiction upon written notice to the Board or its Authorized Representative. Thirty (30) days (or such longer period as to which the parties agree) after receipt of any such notice by the Authorized Representative of the Party other than the Party giving notice, the Delegate shall have no further responsibility or authority hereunder with respect to the withdrawn jurisdiction or jurisdictions.

   4. Delegation of Authority to Act as Foreign Custody Manager. The Trust hereby delegates to the Delegate, effective on the date set forth in a resolution of the Board to be delivered to the Delegate, and the Delegate accepts and assumes as of such date the responsibilities described herein concerning assets held outside of the United States with respect to the Portfolios specified in such resolution.

       (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law or regulation), the Delegate is authorized to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by the Delegate, in accordance with the terms of this Agreement, in each jurisdiction to which this Agreement applies.

       (b) Contracts With Eligible Foreign Custodians. Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law or regulation), the

                                     A-I-2

Delegate is authorized to enter into, on behalf of the Portfolios, such written contracts governing the Portfolios' foreign custody arrangements with such Eligible Foreign Custodians as the Delegate deems appropriate and may select, from time to time, in accordance with the terms of this Agreement.

   5. Monitoring of Eligible Foreign Custodians and Contracts. In each case in which the Delegate has exercised its delegated authority to place Foreign
Assets with an Eligible Foreign Custodian, the Delegate shall establish and implement a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian. In each case in which the Delegate has exercised its delegated authority to enter into a written contract governing the Portfolios' foreign custody arrangements, the Delegate shall establish, implement and maintain a system to Monitor the appropriateness of such contract.

   6. Guidelines and Procedures for the Exercise of Delegated Authority.

       (a) Board's Conclusive Determination Regarding Country Risk. In exercising its delegated authority, the Delegate may assume, for all purposes, that the Board (or the Portfolio's investment adviser, pursuant to authority delegated by the Board) has considered, and pursuant to its fiduciary duties to the Portfolio and the Portfolio's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions identified on Appendix A-1 or Appendix A-2 as in effect from time to time. In exercising its delegated authority, the Delegate may also assume that the Board (or the Portfolio's investment adviser, pursuant to authority delegated by the Board) has, and will continue to, Monitor such Country Risk to the extent the Board deems necessary or appropriate.

          Except as specifically described herein, nothing in this Agreement shall require the Delegate to make any selection or to engage in any Monitoring on behalf of a Portfolio that would entail consideration of Country Risk.

       (b) Selection of Eligible Foreign Custodians. In exercising its delegated authority to place Foreign Assets with an Eligible Foreign Custodian, the Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets are held, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

              (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodian records, and the security and data protection practices;

              (ii) Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

              (iii) The Eligible Foreign Custodian's general reputation and standing;

              (iv) Whether each Portfolio will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as

                                     A-I-3
                   by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States; and

              (v) In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C hereto.

       (c) Evaluation of Written Contracts. In exercising its delegated authority to enter into written contracts governing the Portfolios' foreign custody arrangements with an Eligible Foreign Custodian, the Delegate shall determine that such contracts provide for reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, the Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

          (d) Monitoring and Movement of Foreign Assets.

              (i) In exercising its delegated authority to establish and maintain a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing the Portfolios' foreign custody arrangements, the Delegate shall consider all information reasonably available to it, including the factors it deems relevant, including but not limited to the factors and criteria set forth in Appendix D hereto.

              (ii) If, as a result of its Monitoring of Eligible Foreign
                   Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Delegate shall immediately notify the Portfolio and move the assets to a new Eligible Foreign Custodian as soon as reasonably practicable, in accordance with the requirements of Rule 17f-5 and the standards set forth in this Agreement.

       (e) Compliance with Trust's Procedures for Foreign Custody Managers. In carrying out the responsibilities delegated herein, the Delegate agrees to review the applicable provisions of the Trust's procedures pursuant to Rules 17f-5 and 17f-7 under the 1940 Act as currently in effect and as such procedures may be amended by the Board from time to time. The Delegate shall promptly inform the Trust if the Delegate is not able to comply with such procedures and the parties shall negotiate in good faith to resolve any such situation.

   7. Duties with Respect to Eligible Securities Depositories.

       (a) Subject to the provisions hereof, the Delegate (or its agent) shall:


                                     A-I-4

              (i) Determine whether each Securities Depository with which the Portfolios seek to maintain Foreign Assets meets the definition of Eligible Securities Depository;

              (ii) Prepare an analysis of the custody risks associated with maintaining assets with any Eligible Securities Depository and transmit it to the investment adviser of the Portfolios before assets of the Portfolios are placed with such Eligible Securities Depository. Such analysis also shall consider the factors and criteria as set forth in Appendix E hereto;

              (iii) Monitor the custody risks associated with maintaining assets in an Eligible Securities Depository on a continuous basis, and promptly notify the investment adviser of the Portfolios of any material change in these risks and provide the Portfolios or their investment adviser with a revised written analysis reflecting such change; and

              (iv) Promptly notify the Portfolio or investment adviser if an Eligible Securities Depository no longer meets the minimum requirements specified in Rule 17f-7(b).

       (b) If the Trust or the investment adviser of the Portfolios notifies the Delegate that, based upon received from the Delegate (or its agent) or otherwise, a custody arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17-7, the Delegate shall consult with the Trust and the investment adviser and take such mutually agreed upon actions to withdraw the Portfolios' Foreign Assets from the depository as soon as reasonably practicable in accordance with the requirements of Rule 17f-7 and the standards set forth in this Agreement.

       (c) Notwithstanding anything in this Agreement, in no event shall the Delegate be deemed to have selected any securities depository the use of which is mandatory by applicable law or regulation or is, in effect, mandatory because securities cannot be withdrawn from such securities depository or because maintaining securities outside the securities depository is not consistent with prevailing custodial practices in the relevant market.

   8. Standard of Care.

       (a) In exercising its delegated authority with regard to its duties under Rule 17f-5, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of an investment company registered under the 1940 Act would exercise.

       (b) In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, and those under Section 10 hereof, the Delegate agrees to exercise reasonable care, prudence and diligence.

   9. Reporting Requirements. The Delegate agrees to provide written reports notifying the Board of (a) the placement of Foreign Assets with a particular Eligible Foreign

                                     A-I-5

Custodian or an Eligible Securities Depository; and (b) of any material change in the Portfolios' foreign custody arrangements with respect to assets of a Portfolio maintained with any such Eligible Foreign Custodian or Eligible Securities Depository, including any material change in the established practices or procedures of an Eligible Securities Depositories. Such reports shall be provided to the Trust and its investment adviser quarterly or earlier if deemed necessary or advisable by the Delegate or the Board. A material change necessitating a report to the Board may include, but is not limited to, an event that may adversely affect a foreign custodian's or depository's financial or operational strength. Absent any material change in the Portfolios' foreign custody arrangements, the Delegate agrees to provide such information about the Portfolios' foreign custody arrangements as and when the Board may reasonably request.

   10. Provision of Information Regarding Country Risk. With respect to the jurisdictions listed in Appendix A-1, or added thereto pursuant to Section 3, the Delegate agrees to provide annually, information relating to Country Risk, if available, as specified in Appendix F hereto.

   11. Authorized Representatives.

   The respective Authorized Representatives of the Parties are as set forth in Appendix G hereto. Any Authorized Representative of a Party may add or delete persons from that Party's list of Authorized Representatives by written notice to an Authorized Representative of the other Party.

                                   * * * * *

                                     A-I-6

                             List of Appendices to
                         Annex I to Custody Agreement

A-1 Jurisdictions Covered with respect to Eligible Foreign Custodians

A-2 Jurisdictions Covered with respect to Eligible Securities Depositories

 B  Additional Jurisdictions Covered for purposes of Eligible Foreign
    Custodians

 C Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

 D Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

 E Additional Factors and Criteria To Be Applied in the Selection of Eligible Securities Depositories

 F  Information Regarding Country Risk

 G  Authorized Representatives

                                     A-I-7

                                    ANNEX I

                                 APPENDIX A-1

       Jurisdictions Covered with respect to Eligible Foreign Custodian

                          Current list to be supplied


                                     A-I-8

                                    ANNEX I

                                 APPENDIX A-2

    Jurisdictions Covered with respect to Eligible Securities Depositories

                          Current list to be supplied


                                     A-I-9

                                    ANNEX I

                                  APPENDIX B

                       Additional Jurisdictions Covered

   Pursuant to Section 3(b) of Annex I to the Custody Agreement, the Delegate and the Trust agree that the following jurisdictions shall be added to Appendix A-1 or Appendix A-2, as indicated:

Appendix A-1 Additions                 Appendix A-2 Additions
----------------------                 ----------------------

STATE STREET BANK AND TRUST COMPANY


By:    -------------------------------------------------
Name:
Title:

BARCLAYS FOUNDRY INVESTMENT TRUST
on behalf of the Life Path ______ Index Portfolio


By:    -------------------------------------------------
Name:
Title:

DATED:


                                    A-I-10

                                    ANNEX I

                                  APPENDIX C

                 Additional Factors and Criteria To Be Applied
                in the Selection of Eligible Foreign Custodians
               That Are Banking Institutions or Trust Companies

   In addition to the factors set forth in Rule 17f-5(c)(l), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, the Delegate shall consider the following factors, if such information is available (check all that apply):

______ None

______ Other (list below):

                                    A-I-11

                                    ANNEX I

                                  APPENDIX D

                      Factors and Criteria To Be Applied
                 in Establishing Systems For the Monitoring of
                  Foreign Custody Arrangements and Contracts

   In establishing systems for the Monitoring of foreign custody and depository arrangements and contracts with Eligible Foreign Custodians and Eligible Securities Depositories, the Delegate shall consider the following factors and criteria, if such information is available, in addition to the factors and criteria described in Appendix C or Appendix E, as applicable.

    1. Operating performance

    2. Established practices and procedures

    3. Relationship with market regulators

    4. Contingency planning

    5. The foreign custodian's or depository's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

    6. Whether the foreign custodian or depository has the requisite financial strength to provide reasonable care for Portfolio assets;

    7. The foreign custodian's or depository's general reputation and standing and, in the case of a depository, the depository's operating history and number of participants; and

    8. Whether the Portfolios or the Delegate will have jurisdiction over and be able to enforce judgments against the foreign custodian or depository, such as by virtue of the existence of any offices of the foreign custodian or depository in the United States or the foreign custodian's or depository's consent to service of process in the United States.

                                    A-I-12

                                    ANNEX I

                                  APPENDIX E

                     Additional Factors and Criteria To Be
         Applied in the Selection of Eligible Securities Depositories

   In addition to the factors set forth in Rule 17f-7, in selecting Eligible Securities Depositories, the Delegate shall consider the following factors with respect to the depository, if such information is available:

    1. the depository's expertise and market reputation;

    2. the quality of the depository's services;

    3. the depository's financial strength;

    4. the depository's insurance or indemnification arrangements;

    5. the extent and quality of regulation and independent examination of the depository;

    6. the depository's standing in published ratings, its internal controls and other procedures for safeguarding investments; and

    7. any related legal protections of the depository.


                                    A-I-13

                                    ANNEX I

                                  APPENDIX F

                      Information Regarding Country Risk

   To aid the Board (or the Portfolios' investment adviser, pursuant to authority delegated by the Board) in its determinations regarding Country Risk, the Delegate will furnish the Board (or such investment adviser) annually with respect to the jurisdictions specified pursuant to Section 3, the following information:

    1. Copy of Subcustody Agreements and any Addenda or Side Letters to Subcustodian Agreements

    2. Legal Opinion, if available with regard to:

       (a)Access to books and records by the Portfolios' accountants

       (b)Ability to recover assets in the event of bankruptcy of a custodian

       (c)Ability to recover assets in the event of a loss

       (d)Likelihood of expropriation or nationalization, if available

       (e)Ability to repatriate or convert cash or cash equivalents

    3. Audit Report

    4. Copy of Balance Sheet from Annual Report

    5. Summary of Central Depository Information

    6. Country Profile Matrix containing descriptions of market practices for:

       (a)Delivery versus payment

       (b)Settlement method

       (c)Currency restrictions

       (d)Buy-in practice

       (e)Foreign ownership limits

       (f)Unique market arrangements


                                    A-I-14

                                    ANNEX I

                                  APPENDIX G

                          Authorized Representatives

     The following persons are Authorized Representatives under this Agreement:

     1.  TRUST

     List of names to be supplied.

     2.  DELEGATE

     List of names to be supplied.

                                    A-I-15

                                  Schedule A

                               Custody Agreement
                       Barclays Foundry Investment Trust

                              List of Portfolios

                    LifePath(R) Retirement Index Portfolio
                       LifePath(R) 2010 Index Portfolio
                       LifePath(R) 2020 Index Portfolio
                       LifePath(R) 2030 Index Portfolio
                       LifePath(R) 2040 Index Portfolio

Dated:______________

                                  Schedule B

                               Custody Agreement
                       Barclays Foundry Investment Trust

                            Fund Accounting Duties

   I. The Bank shall create and maintain:

       A. Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by Subsection (b)(1) of rule 31a-1 under the 1940 Act (the "Rule");

       B. General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by Subsection (b)(2)(i) of the Rule;

       C. Separate ledger accounts required by Subsection (b)(2)(ii) and
(iii) of the Rule; and

       D. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by Subsection (b)(8) of the Rule.

   II. In addition to the maintenance of the books and records specified above, the Bank shall perform the following accounting services daily for each Portfolio;

       A. Calculate the net asset value per share;

       B. Calculate changes in net asset value;

       C. Calculate the per share dividend distribution rates;

       D. Calculate dividends and any capital-gain distributions;

       E. Calculate performance figures, including any yield or total return and other performance figures, as appropriate;

       F. Provide the following reports;

          1. a current security position report;

          2. a summary report of transactions and pending maturities (including the principal cost, and accrued interest on each portfolio security in maturity date order); and

          3. a current cash position report (including cash available from portfolio sales and maturities and sales of a Portfolio's shares less cash needed for redemptions and settlement of portfolio purchases);

       G. Such other similar services with respect to a Portfolio as may be reasonably requested by the Trust.

   III. The Bank shall forward the information contained in Section II of this Schedule to third-party service providers reasonably requested by the Trust or BGFA.

                                  Schedule C

                               Custody Agreement
                       Barclays Foundry Investment Trust

                          Key Performance Indicators

     Service Category             Task                                               Criteria
     ----------------             ----                                               --------

  1. Fund Accounting  Unit Value Accuracy          Achieve an accuracy rate of at least 99.8%.

  2. Fund Accounting  Unit Value Delivery          Achieve a timeliness rate SLA* plus 2 hours at a rate of at least 98%.

  3. Fund Accounting  Cash Projection Accuracy     Achieve an accuracy rate of 99.7%.

  4. Fund Accounting  Cash Projection Delivery     Achieve a timeliness rate of SLA plus 1 hour at a rate of at least 99%.

  5. TA               Distributions Delivery       Distributions will be processed into client's accounts, by Payable Date + 2, with no more than 4 exceptions per month.

  6. IT Services      SWIFT 535 and 950 messages   Achieve a timeliness rate of SLA plus 3 hours with no more than 4 and SEI Client Holdings and  exceptions per month per message type.
                      Transactions Report Delivery

  7. Fund Accounting  Unit Settlement Delivery     Achieve a timeliness rate of SLA plus 2 hours with no more than 4 exceptions per month.

  8. Fund Accounting  PRV Accuracy                 Achieve an accuracy rate of at least 99.7%.

  9. Corporate        Corporate Actions            Achieve SLA requirements for these activities at an accuracy rate of 99%.
     Actions          Notification/Processing/
                      Posting for Vaulted Assets

  10 TA               Trade Wires                  Achieve a timeliness rate of SLA+1 hour at a rate of at least 99%.

  11 TA               Trust Order Flow             Achieve a timeliness rate of SLA plus 2 hours at a rate of at least 99%.

  12 Directed Loan Ops Securities Loan Movements Settlement percentage of 99%.
--------
* SLA means Service Level Agreement(s).

                                 Appendix A-2